Exhibit 10.5

LAND DEED OF TRUST

among

TREX COMPANY, INC.,

as Debtor,

GARY P. SNYDER,

as Trustee

and

JPMORGAN CHASE BANK, N.A.,

as Beneficiary

Dated as of

December 1, 2004

THIS DEED OF TRUST SECURES A CREDIT LINE TO BE USED FOR COMMERCIAL PURPOSES.

Prepared By:	Record and Return to:

______________________________	______________________________
Jacqueline P. Shanes	Gary P. Snyder
McCarter & English, LLP	Watkins Ludlam Winter & Stennis, P.A.
Four Gateway Center	P.O. Box 1456
100 Mulberry Street	Olive Branch, Mississippi 38654
Newark, New Jersey 07102	Phone: (662) 895-2996
Phone: (973) 622-4444

Indexing Instructions:
Lot 1, Trex Subdivision – Plat Book 86 Pages 46-48
SW Quarter, Section 14 and NW Quarter,
Section 23, Township 1 South, Range 6 West,
DeSoto County, Mississippi

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not a part of the Land Deed of Trust.)

		Page
ARTICLE I
DEFINITIONS

Section 1.02.	Definitions	3
Section 1.03.	Interpretations	7
Section 1.04.	References, etc.	7
Section 1.05.	Incorporation of Certain Definitions by Reference	7
Section 1.06.	Accounting Terms and Determinations; Incorporation of UCC Definitions	8

ARTICLE II
RESERVED

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Warranties of Title	10
Section 3.02.	Lien of this Deed of Trust	10
Section 3.03.	Financings	10
Section 3.04.	Impositions and Other Payments	10
Section 3.05.	Incorporation of Representations and Warranties by Reference	11

ARTICLE IV
COVENANTS AND OBLIGATIONS OF THE DEBTOR

Section 4.01.	Defects in Title	12
Section 4.02.	Maintenance and Repair	12
Section 4.03.	Incorporation of Covenants and Obligations by Reference	12

ARTICLE V
EVENTS OF DEFAULT; REMEDIES

Section 5.01.	Event of Default	13
Section 5.02.	Remedies	15
Section 5.03.	Application of Proceeds	18
Section 5.04.	Delivery of Possession	18
Section 5.06.	Remedies Cumulative, Concurrent and Non-Exclusive	19
Section 5.07.	No Conditions Precedent to Exercise of Remedies	19
Section 5.08.	Extension, Rearrangement or Renewal of the Obligations	20
Section 5.09.	Waiver of Redemption, Notice and Marshalling of Assets	20
Section 5.10.	Repayment of Expenses	21

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ARTICLE VI
SECURITY AGREEMENT

Section 6.01.	Security Agreement	21
Section 6.02.	Fixture Filing	21
Section 6.03.	Security Agreement; Remedies	22

ARTICLE VII
ASSIGNMENT OF RENTS

Section 7.01.	Assignment of Rents	24
Section 7.02.	Rights of the Debtor’s Limited License	24
Section 7.03.	Enforcement of Rents	24
Section 7.04.	Suits and Attornment	25
Section 7.05.	No Merger of Estates	25
Section 7.06.	Conflict	25
Section 7.07.	Assignment of Rents Remedies	26

ARTICLE VIII
ENVIRONMENTAL MATTERS

Section 8.01.	Definitions	27
Section 8.02.	Representations and Warranties	27
Section 8.03.	Covenants	27
Section 8.04.	Debtor’s Indemnification of Secured Party	26
Section 8.05.	General	27

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01	Trustee Provisions	29
Section 9.02.	No Obligation of the Secured Party	30
Section 9.03.	Debtor’s Attorney–in–Fact	30
Section 9.04.	Casualty Loss, Condemnation, Eminent Domain and Insurance	31
Section 9.05.	No Waiver by the Secured Party	34
Section 9.06.	Satisfaction	35
Section 9.07.	Notices	35
Section 9.08.	Amendment and Waiver	35
Section 9.09.	Payment of Costs and Expenses of Secured Party	36
Section 9.10.	Taxation of the Obligations and Deed of Trust	36
Section 9.11.	No Credit for Taxes	36
Section 9.12.	Due on Sale; Assignability	36
Section 9.13.	Severability	37
Section 9.14.	Governing Law	37
Section 9.15.	Future Advances	37
Section 9.16.	Headings	37
Section 9.17.	Entire Agreement	37
Section 9.18.	Time of the Essence	37
Section 9.19.	Further Action By Debtor	38
Section 9.20.	Advances by Secured Party	38
Section 9.21.	Invalid Provision Disregarded	38
Section 9.22.	Inspection and Repairs by the Secured Party	38
Section 9.23.	No Liability of Secured Party	38

Signatures		39

Testimonium		40

EXHIBIT A - Site Description		A-1

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Exhibit 10.5

LAND DEED OF TRUST

THIS LAND DEED OF TRUST (this “Deed of Trust”) dated as of December 1, 2004, is entered into among TREX COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (“Debtor”), and GARY P. SNYDER as Trustee (“Trustee”), and JPMORGAN CHASE BANK, N.A. as Beneficiary, in its capacities as the Issuing Bank of the hereinafter defined Letter of Credit and as the Administrative Agent under the hereinafter defined Reimbursement Agreement (herein designated as “Secured Party”).

W I T N E S S E T H:

WHEREAS, in order to finance all or a portion of (i) the costs of the acquisition, construction and equipping of solid waste disposal facilities in the City of Olive Branch, DeSoto County, Mississippi, to be used by the Debtor in connection with the manufacture of non-wood decking, railing and fencing products and (ii) certain costs of issuance of the Bonds (as hereafter defined), the Debtor has requested that the Mississippi Business Finance Corporation (“Issuer”) issue its Variable Rate Demand Environmental Improvement Revenue Bonds (Trex Company, Inc. Project), Series 2004, in the aggregate principal amount of $25,000,000 (“Bonds”) and loan the proceeds thereof to the Debtor (“Loan”) pursuant to the terms and conditions set forth in a Loan Agreement, dated as of December 1, 2004 (“Loan Agreement”); and

WHEREAS, in order to enhance the marketability of the Bonds, the Debtor has requested the Secured Party to issue to the Trustee the Secured Party’s direct pay irrevocable transferable Letter of Credit in the stated amount of $25,308,220.00 (“Letter of Credit”) to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Bonds; and

WHEREAS, the Secured Party will issue the Letter of Credit concurrently with the issuance and delivery of the Bonds pursuant to the Reimbursement and Credit Agreement dated as of December 1, 2004, between the Debtor and the Secured Party (“Reimbursement Agreement”), under which the Debtor will be obligated, among other things, to reimburse the Secured Party, with interest, for all drawings under the Letter of Credit and the Loan and Reimbursement Agreement have a final maturity date of December 1, 2029; and

WHEREAS, as security for all of the Bank Payments Obligations (as defined herein), the Debtor has duly executed and delivered to the Secured Party, this Deed of Trust.

NOW, THEREFORE, in consideration of the existing and future Bank Payments Obligations herein recited, the Debtor hereby conveys, warrants, grants, bargains, sells, assigns, transfers and pledges unto the Trustee, in Trust, with Power of Sale, the land described in Exhibit A, situated in the City of Olive Branch, County of DeSoto, State of Mississippi, together with all improvements and appurtenances now or hereafter erected on, and all fixtures of any and every description now or hereafter attached to, said land. Notwithstanding any provision in this Deed of Trust or in any other agreement with the Secured Party, the Secured Party shall not have a nonpossessory security interest in, and its Collateral or Pledged Estate shall not include, any household goods (as defined in Federal Reserve Board Regulation AA, Subpart B), unless the household goods are identified in a security agreement and are acquired as a result of a purchase money obligation. Such household goods shall only secure said purchase money obligation (including any refinancing thereof).

THIS CONVEYANCE TO TRUSTEE, HOWEVER, IS IN TRUST WITH POWER OF SALE to secure prompt payment of all existing and future Bank Payments Obligations due by the Debtor to the Secured Party under the provisions of the Reimbursement Agreement. If the Debtor shall pay said Bank Payments Obligations promptly when due and shall perform all covenants made by the Debtor herein, then this conveyance shall be void and of no effect. If the Debtor shall be in default as provided in Section 5.01, then, in that event, the entire Bank Payments Obligations, together with all interest accrued thereon, shall, at the option of the Secured Party, be and become at once due and payable without notice to the Debtor, and the Trustee shall, at the request of the Secured Party, sell the Pledged Estate conveyed, or a sufficiency thereof, to satisfy the Bank Payments Obligations at public outcry to the highest bidder for cash. Sale of the property shall be advertised for three consecutive weeks preceding the sale in a newspaper published in the county where the Pledged Estate is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original debtors in this Deed of Trust. The Debtor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972 as amended, if any, as far as this section restricts the right of the Trustee to offer at sale more than 160 acres at a time, and the Trustee may offer the property herein conveyed as a whole, regardless of how it is described.

If the Pledged Estate is situated in two or more counties, or in two judicial districts of the same county, the Trustee shall have full power to select in which county or judicial district, the sale of the property is to be made and the Trustee’s selection shall be binding upon the Debtor and the Secured Party. Should the Secured Party be a corporation or an unincorporated association, then any officer thereof may declare the Debtor to be in default as provided in Section 5.01 and request the Trustee to sell the Pledged Estate. Secured Party shall have the same right to purchase the property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust.

From the proceeds of the sale the Trustee shall first pay all costs of the sale including reasonable compensation to the Trustee; then the Bank Payments Obligations due the Secured Party by the Debtor, including accrued interest and attorney’s fees due for collection of the debt; then any other debt secured by the Pledged Estate; and then, lastly, any balance remaining to the Debtor or the Debtor’s transferee.

IT IS AGREED that this conveyance is made subject to the covenants, stipulations and conditions set forth below which shall be binding upon all parties hereto.

ARTICLE I

DEFINITIONS

Section 1.01. Terms Defined Above. As used in this Deed of Trust, the terms defined in the preamble and recitals hereof shall have the meanings indicated therein.

Section 1.02. Definitions. As used herein the following terms shall have the respective meanings set forth or referred to below.

“Bank Payments Obligations” means with respect to the Secured Party, any loans, advances, debts, liabilities, obligations, contingent obligations, covenants and duties owing by the Debtor to the Secured Party of any kind or nature, present or future arising under the Letter of Credit, the Reimbursement Agreement, the Pledge Agreement or under any Financing Document. The amount of the Bank Payments Obligations shall be established or calculated by the Secured Party from time to time and furnished to the Trustee in writing denominating the interest portion of such Bank Payments Obligations and the principal portion of such Bank Payments Obligations, such establishment or calculation being conclusive of the amount due, absent manifest error; and with respect to a provider of an Alternate Credit Facility other than the Secured Party, such obligations as are provided in any applicable financing document. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to the Debtor by the Secured Party under the Reimbursement Agreement and any Financing Document.

“Bank Prime Rate” shall have the meaning set forth in the Reimbursement Agreement.

“Business Day” means a day other than a Saturday, Sunday or a legal holiday in the State of New York or any other day on which banking institutions chartered under the laws of the State of New York or the United States of America are authorized or required by law to close or a day on which the office of the Secured Party at which drafts are to be presented under the Letter of Credit or the corporate trust office of the Trustee is authorized to be closed, or the Federal Reserve System is closed.

“Collateral” is defined in Section 6.01 of this Deed of Trust.

“Debtor” is defined in the introduction to this Deed of Trust and shall include not only the original Debtor hereunder, but also the owner (or owners, if one or more, jointly and severally) of the Pledged Estate or any part thereof, at any time or from time to time, as the case requires.

“Default Rate” shall have the meaning set forth in the Reimbursement Agreement.

“Environmental Indemnity Agreement” means the Environmental Compliance and Indemnity Agreement, dated December 16, 2004, by and between the Debtor and the Secured Party.

“Event of Default” is defined in Section 5.01 hereof.

“Facility” means the Site and all Improvements, Fixtures and Personalty now or hereafter located thereon which comprises the manufacturing facility owned and operated by the Debtor. The Facility is located on an approximately 101.80-acre site in the City of Olive Branch, County of DeSoto, State of Mississippi.

“Financing Documents” means this Deed of Trust, the Reimbursement Agreement, the Pledge Agreement, the Environmental Indemnity Agreement, the Trust Indenture, the Loan Agreement, the Note and each of the other documents, instruments and agreements referred to therein or contemplated thereby.

“Fixtures” means all goods, fixtures, furnishings, building materials, and equipment financed with proceeds of the Bonds and owned by the Debtor now or hereafter attached to or installed or placed in or about each and every Improvement on the Site for use as part thereof or in conjunction with the use and occupancy of such Improvements, including, but not limited to, all materials, supplies, equipment, apparatus, tracks, ramps, loading platforms, machinery, motors, elevators, escalators, fittings, doors, windows, signs, pylons, screening, awnings, shades, blinds, carpet, floor coverings, draperies, furnaces, boilers, gas and oil and electric burners and heaters, ducts, vents, hoods, flues and registers, hot water heaters, sinks, stoves, ovens, cabinets, countertops, refrigerators, heating, cooling and air conditioning equipment, fans, ventilators, wiring, panels, all lighting fixtures and globes and tubes, time clocks, computer systems and other electrical equipment, all television and radio antenna systems, including satellite dish antennas, and all plumbing and plumbing fixtures and equipment, sprinklers and sprinkler equipment, and all trees, plants, shrubs and other landscaping, all of which are and shall be deemed to be a permanent accession to the Site and Improvements thereon, and all recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

“Generally Accepted Accounting Principles” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Debtor, as reflected in the financial statements required under the Reimbursement Agreement, except for changes permitted by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Highest Lawful Rate” means the maximum legal rate of interest which the Trustee or the Secured Party is legally entitled to charge, contract for or receive under any law to which such interest is subject.

“Impositions” means (a) all real estate and personal property taxes, charges, assessments, excises and levies, and any interest, costs or penalties with respect thereto, general and special, ordinary or extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, charged or imposed upon or with respect to the Pledged Estate or the ownership, use, or occupancy or enjoyment thereof, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto, (b) any charges, fees, licenses, payments or other sums payable for any easement, license or agreement maintained for the benefit of the Pledged Estate, and (c) all water, gas, sewer, electricity, telephone, garbage collection and other utility charges, rents and fees appurtenant to or used in connection with the Pledged Estate which if unpaid, would become a lien on the Pledged Estate.

“Improvements” means all buildings and improvements of every kind and description now situated or hereafter placed or erected upon the Site including, without limitation, improvements constituting the Facility and all additions, alterations, betterments or appurtenances thereto and all reversions and remainders therein.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, as well as the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

“Permitted Encumbrances” shall be defined as follows:

(a) the liens and security interests created by the Related Documents to secure the Bonds and the Bank Payments Obligations;

(b) liens for taxes, assessments and special assessments which are not then delinquent, or, if then delinquent, are Matters Contested in Good Faith (as defined in the Reimbursement Agreement);

(c) utility, access and other easements and rights-of-way, restrictions and exceptions which will not interfere with or impair the operation of any portion of the Pledged Estate;

(d) any mechanic’s, laborer’s, materialman’s, supplier’s or vendor’s lien or rights in respect thereof if payment is not yet due under the contract in question or if such lien is a Matter Contested in Good Faith;

(e) such minor defects and irregularities of title as normally exist with respect to properties similar in character to the Pledged Estate which do not materially adversely affect the value of the Pledged Estate or impair the property affected thereby for the purpose for which it was acquired or is held;

(f) any lien, easement defect or irregularities of title which are described in the title policy furnished pursuant to Section 4.01(e)(iii) of the Reimbursement Agreement and accepted by the Secured Party;

(g) liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other forms of governmental insurance or benefits, or to secure performance of statutory obligations; and

(h) liens approved in writing by the Secured Party.

“Person” means an individual, partnership, corporation (including a business trust), trust, unincorporated association, joint venture or other entity.

“Personalty” means all of the right, title and interest of the Debtor in and to all refundable, returnable or reimbursable fees, license fees, deposits or other funds or evidences of credit or indebtedness to the extent funded or financed with proceeds of the Bonds deposited by or on behalf of the Debtor with any Governmental Authority, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs to the extent funded with proceeds of the Bonds, and all other personal property, including furniture, furnishings, equipment, machinery, building materials and goods (other than the Fixtures) of any kind or character as defined in and subject to the UCC and which are now or hereafter located or to be located upon, within or about the Site or the Improvements, or which are now being or may hereafter be used upon, within or about the Site or the Improvements or which are in any way related to the ownership, use, leasing, maintenance, repair, alteration, reconstruction or operation of the Project, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, to the extent any of the foregoing are purchased with proceeds of the Bonds.

“Phase I Environmental Assessment” means the Phase I Environmental Assessment prepared by Mostardi Platt Environmental, dated November 11, 2003.

“Pledge Agreement” means the Custody, Pledge and Security Agreement executed by and among the Debtor, the Trustee and the Secured Party dated as of December 1, 2004.

“Pledged Estate” means the Facility, Site, Improvements, Fixtures, Personalty and Rents, together with all betterments, improvements, additions, alterations and appurtenances, substitutions, replacements and reversions thereof and thereto and proceeds thereof and all reversions and remainders therein and any and all other security and collateral of every nature whatsoever, now or hereafter given for the performance and discharge of the Bank Payments Obligations. As used in this Deed of Trust, the term Pledged Estate is expressly defined as meaning all or, where the context permits or requires, any portion of or interest in the Facility, Site, Improvements, Fixtures, Personalty or Rents.

“Reimbursement Agreement” means the Letter of Credit and Reimbursement Agreement, dated as of December 1, 2004, by and between the Debtor and the Secured Party.

“Rents” means all leases, oil, gas or other mineral royalties, bonuses and rental income, rentals, including, without limitation, insurance pertaining to the Pledged Estate, and all of the Debtor’s right, title and interest in and to any awards, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority for the Pledged Estate including through eminent domain or condemnation and those from any vacation of, or any change of grade in or to any streets affecting the Site or the Improvements or which may be received or receivable by the Debtor from any hiring, using, letting, leasing, subhiring, subletting or subleasing of or otherwise from the whole or any portion or portions of the Facility at any time while any portion of the Bank Payments Obligations secured hereby remains unpaid.

“Site” means the tract of land located in the City of Olive Branch, County of DeSoto, Mississippi, more particularly described by metes and bounds in Exhibit A, attached hereto and incorporated herein by this reference for all purposes, together with all the rights, rights of way, easements, profits, privileges, tenements, hereditaments and appurtenances, now or hereafter in any way appertaining or belonging thereto, and any part thereof, including any claim at law or in equity, and any after acquired title and reversion in or to each and every part of the Site and all streets, roads, highways, alleys, strips or gores of land adjacent to or adjoining the same.

“State” means the State of Mississippi.

“UCC” means the Uniform Commercial Code in effect in the State.

Section 1.03. Interpretations. The table of contents and article and section headings of this Deed of Trust are for reference purposes only and shall not affect its interpretation in any respect. Except where the context otherwise requires, words imparting the singular number shall include the plural number and vice versa.

Section 1.04. References, etc. Any reference in this Deed of Trust to a document or instrument shall mean such document or instrument and all exhibits thereto, as amended or supplemented from time to time. Any reference in this Deed of Trust to any Person as a party to any document or instrument shall include its successors and assigns to such status and in the case of the Debtor shall also include its subsidiaries, if any, which are permitted or required under Generally Accepted Accounting Principles to be consolidated with the Debtor in its financial statements.

Section 1.05. Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Reimbursement Agreement, or if not defined therein, in the Bond Indenture.

Section 1.06. Accounting Terms and Determinations; Incorporation of UCC Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time, applied on a consistent basis. Except as otherwise defined or indicated by the context herein, all terms which are defined in the UCC shall have their respective meanings as used in Article 9 of the UCC.

ARTICLE II

[RESERVED]

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtor hereby unconditionally warrants and represents to the Secured Party (which representations and warranties will survive the creation and performance of the Debtor’s obligations hereunder) as follows:

Section 3.01. Warranties of Title.

(a) The Debtor has good and marketable title to the Pledged Estate, free and clear of every Lien, other than the Permitted Encumbrances;

(b) The Debtor is lawfully and indefeasibly seized, in fee simple, of the real property comprising a part of the Pledged Estate hereby conveyed and has full right and power to grant, convey and pledge the Pledged Estate to the Trustee;

(c) The Debtor is the legal and equitable owner and holder of the Pledged Estate, free of any adverse claim or Lien except those provided for in the Permitted Encumbrances;

(d) The Debtor will forever warrant and defend the title to the Pledged Estate unto the Secured Party against the claims and demands of all Persons whomsoever except those claiming under the Permitted Encumbrances; and

(e) The Debtor has not entered into any sales agreement, option, assignment, sublease, pledge, mortgage, deed of trust, financing statement, security agreement or any other arrangement regarding the Pledged Estate apart from the Financing Documents.

Section 3.02. Lien of this Deed of Trust. This Deed of Trust constitutes a valid and subsisting first lien on the Site and the Improvements and Fixtures associated therewith and a valid, subsisting first priority security interest in and to the Fixtures, Personalty and Rents in accordance with the terms hereof.

Section 3.03. Financings. The only financings secured by the Pledged Estate are the Bank Payments Obligations.

Section 3.04. Impositions and Other Payments. The Debtor has filed all ad valorem tax returns required to be filed by the Debtor by all Governmental Authorities having jurisdiction over the Pledged Estate and has paid all other Impositions which have become due pursuant to such returns or pursuant to any assessments received by the Debtor and the Debtor knows of no basis for any additional assessment against the Pledged Estate in respect of any Impositions. The Debtor shall pay all Impositions not later than their respective due dates, except those Impositions which are matters contested in good faith and nonpayment of which will not materially adversely affect the Pledged Estate. Not later than ten (10) days after such due dates the Debtor shall produce to the Secured Party receipts for the payment thereof. The Debtor has paid or will pay in full when due (except for such retainages as may be permitted or required by any Governmental Authority or by the terms of any applicable construction or related contract to be withheld by the Debtor pending completion of the Facility or which are being contested in good faith), all sums owing for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Pledged Estate.

Section 3.05. Incorporation of Representations and Warranties by Reference. The Debtor hereby makes to the Secured Party the same representations and warranties as are set forth in the Financing Documents, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety. No amendment to such representations and warranties or defined terms made pursuant to the Financing Documents shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the consent of the Secured Party.

ARTICLE IV

COVENANTS AND OBLIGATIONS OF THE DEBTOR

To protect and maintain the security of this Deed of Trust, in addition to the covenants set out in the Financing Documents, the Debtor unconditionally covenants with the Secured Party as follows, which covenants are, according to their terms, of the essence hereof and will survive the delivery of this Deed of Trust:

Section 4.01. Defects in Title. The Debtor will proceed with diligence to correct any material defect in title to the Pledged Estate, should any such defect be found to exist after the execution and delivery of this Deed of Trust, and in this connection, should it be found after the execution and delivery of this Deed of Trust, that there exists upon the Pledged Estate any Lien (other than a Permitted Encumbrance), equal, inferior, or superior in rank or priority to the lien and security interests created by this Deed of Trust (other than the Permitted Encumbrances), or should any such Lien hereafter arise (other than the Permitted Encumbrances), then, unless the Secured Party shall have given specific prior written consent to the creation or continuation thereof, the Debtor will promptly discharge and remove any such Lien from the Pledged Estate. The Debtor further agrees that the Secured Party may take any action the Secured Party deems advisable to protect and preserve its interest in the Pledged Estate and, in such event, the Debtor will indemnify the Secured Party against any and all reasonable costs, attorneys’ fees, and other expenses which the Secured Party may incur in defending against any such adverse claims after providing notice thereof to the Debtor.

Section 4.02. Maintenance and Repair. The Debtor shall, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency, ordinary wear and tear excepted, all of the Pledged Estate, as provided in the Loan Agreement and in the Reimbursement Agreement.

Section 4.03. Incorporation of Covenants and Obligations by Reference. The Debtor hereby makes to the Secured Party the same covenants and agreements as set forth in the Financing Documents, which covenants and agreements, as well as the related defined terms contained therein, are hereby incorporated by reference with the same affect as if each and every covenant and agreement and defined term were set forth herein in its entirety. No amendment to such covenants and agreements or defined terms made pursuant to the Financing Documents shall be effective to amend such covenants and agreements and defined terms as incorporated by reference herein without the consent of the Secured Party given in accordance with the Financing Documents.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.01. Event of Default.

(a) Any of the following events shall be considered an Event of Default under this Deed of Trust:

(i) the Debtor fails to pay when due any amount specified in the Reimbursement Agreement as and when the same is due and payable;

(ii) the Debtor fails to observe or perform any of the covenants, conditions or provisions of the Reimbursement Documents (as defined in the Reimbursement Agreement) to which it is a party (other than as specified in subparagraph (i) above) and to remedy such default within thirty (30) days after the Secured Party shall have provided the Debtor with notice of such failure;

(iii) any representation or warranty made by the Debtor in the Reimbursement Agreement or in any certificate, financial or other statement furnished by the Debtor to the Secured Party pursuant to the Reimbursement Documents or the Related Documents (as defined in the Reimbursement Agreement) proves to have been untrue or incomplete in any material respect when made;

(iv) the Debtor fails to make the payments required under the Loan Agreement when due, except as a result of a wrongful dishonor by the Secured Party of a properly requested draw under the Letter of Credit and at the time such payment was due under the Loan Agreement adequate funds to make such payment were available in the Reimbursement Account (as defined in the Reimbursement Agreement);

(v) the occurrence of an Event of Bankruptcy (as defined in the Reimbursement Agreement);

(vi) any provision of the Reimbursement Agreement or any of the other Reimbursement Documents or Related Documents to which the Debtor is a party at any time for any reason ceases to be the legal, valid and binding obligation of the Debtor or ceases to be in full force and effect, or is declared to be null and void and such result would have a Material Adverse Effect (as defined in the Reimbursement Agreement), or the validity or enforceability of any provision of the Reimbursement Agreement or any of the other Reimbursement Documents or Related Documents is contested by the Debtor, or the Debtor renounces the same or denies that it has any further liability under the Reimbursement Agreement or thereunder;

(vii) the Debtor (a) fails to make any payment or payments of any Indebtedness (as defined in the Reimbursement Agreement) of the Debtor when due

(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, except for Matters Contested in Good Faith (as defined in the Reimbursement Agreement), or (b) fails to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument (other than any failure to perform any term contemplated by sub-clause (a) hereof), except for Matters Contested in Good Faith, if, in either case, the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, mandatory redemption or tender of, the maturity of any Indebtedness of the Debtor in excess of $250,000;

(viii) an event of default has occurred and is continuing as defined in any other credit agreement under which the Debtor is now or hereafter obligated to the Secured Party;

(ix) any party to any of the Related Documents fails duly to perform any obligation thereunder and such failure has a Material Adverse Effect;

(x) the Facility or any portion thereof is subject to any material condemnation or similar proceeding and the Debtor fails or refuses to reasonably use the condemnation proceeds to rebuild the Facility or construct a replacement Facility;

(xi) the Facility suffers a loss by fire or other casualty and such loss is not fully insured (excluding any deductible amount permitted under the Reimbursement Agreement) and Debtor fails to satisfy the requirements of Section 9.04 hereof;

(xii) any material permit or approval issued by any Governmental Authority (as defined in the Reimbursement Agreement) with respect to the occupancy, operation or use of the Facility is revoked, suspended or annulled which has a Material Adverse Effect;

(xiii) a survey at any time shows that the improvements constituting the Facility encroach upon any street, easement, right of way or adjoining property or violate any setback requirement or that any adjoining structure encroaches on the Pledged Estate to an extent that has a Material Adverse Effect;

(xiv) the Debtor or any ERISA Affiliate (as defined in the Reimbursement Agreement) shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay under Title IV of ERISA (as defined in the Reimbursement Agreement) or notice of intent to terminate a Material Plan (as defined in the Reimbursement Agreement) shall be filed under Title IV of ERISA by either the Debtor, any ERISA Affiliate, any Plan (as defined in the Reimbursement Agreement) administrator or any combination of the foregoing; or the PBGC (as defined in the Reimbursement Agreement) shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan (as defined in the Reimbursement Agreement); or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Multiemployer Plans (as defined in the Reimbursement Agreement) which could reasonably be expected to cause one or more of the Debtor, any Subsidiary (as defined in the Reimbursement Agreement) or any ERISA Affiliate to incur a current payment obligation in excess of $250,000;

(xv) a Change of Control (as defined in the Reimbursement Agreement) shall occur;

(xvi) the loss or material impairment of any material license which is required to operate the Facility and provided that if such reinstatement or reissuance of such license is diligently pursued, such loss or impairment shall have remained uncured for a period of fourteen (14) Business Days (as defined in the Reimbursement Agreement); and

(xvii) any judgment involving monetary damages shall be entered against the Debtor which shall become a lien on the Debtor’s properties or assets or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy, and said writ of execution, attachment, levy or judgment shall involve monetary damages aggregating more than $250,000.00; or a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of the Debtor or the seizure or foreclosure of any of the properties or assets of the Debtor pursuant to process of law or by respect of legal self-help, involving monetary damages aggregating more than $250,000.00 unless said execution, attachment, seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same.

Section 5.02. Remedies. If an Event of Default shall occur and be continuing as provided in Section 5.01 hereof, the Secured Party, or an attorney or agent, without bringing any action or proceeding, or by a receiver to be appointed by a court in any appropriate action or proceeding, may do all or any of the following subject to the terms of the Financing Documents:

(a) Enter upon and take exclusive possession of the Pledged Estate or any part thereof, including all books, records and accounts relating thereto;

(b) Do any and all acts which the Secured Party deems proper to protect the security hereof, including, for the account of the Debtor, making all payments the Debtor is obligated to make under the Financing Documents;

(c) Cause the construction or completion of construction of any Improvements or any portion of the Facility in accordance with the plans and specifications, if applicable;

(d) To the extent permitted by law and the Financing Documents, enter into the Project without being liable for any prosecution or damages therefor and may dispossess the Debtor and may lease the Project or any part thereof to another party for a term which may extend beyond the term of the Financing Documents and receive the rent therefor, upon such terms as shall be satisfactory to the Secured Party. Such entry by the Secured Party shall not operate to release the Debtor from any sums to be paid or covenants to be performed under the Financing Documents during the full term thereof. In addition, the Debtor agrees that the receipt of rents, awards, and any other moneys or evidences thereof, and any disposition of the same by the Secured Party shall not constitute a waiver of the right of foreclosure and sale of the Project by the Secured Party in the case of an Event of Default. For the purpose of leasing the Project to another party, the Secured Party shall be authorized to make such repairs or alterations in or to the Project as the Secured Party may deem necessary to place the same in good order and condition. The Debtor shall be liable to the Secured Party for the cost of such repairs or alterations and all expenses of such leasing. If the sum realized or to be realized from the leasing is insufficient to satisfy the sum payable by the Debtor under the Financing Documents, the Secured Party, at its option, may require the Debtor to pay such deficiency month by month, or may hold the Debtor liable in advance for the entire deficiency to be realized during the term of the leasing of the Project. Notwithstanding such entry by the Secured Party, the Debtor agrees that it shall not discontinue or take any action to cause the discontinuance of any utility service (including heat) furnished to the Project prior to such entry and the Debtor further agrees any such utility service shall continue to be furnished to the Project at the expense of the Debtor;

(e) Perform any and all conditions and undertakings of any agreement or commitment entered into between the Debtor and any Person, including the Secured Party, provided, however, that if the Debtor retains possession of all or any part of the Pledged Estate after an Event of Default and without the Secured Party’s prior written consent thereto, the Secured Party may invoke any and all legal remedies to dispossess the Debtor available to the Secured Party by applicable law. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Pledged Estate after an Event of Default than would have existed in the absence of such sentence;

(f) Either with or without taking possession of the Pledged Estate, either by itself or by any other Person, in such manner, for such time and upon such terms that the Secured Party may deem to be prudent or reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto from time to time as the Secured Party may deem necessary or desirable), hold, lease, manage, operate or otherwise use or permit the use of the Pledged Estate and collect and receive the Rents, including accrued and unpaid Rents, issue binding receipts therefor, and apply the same, less costs of operation and collection (including, but not limited to, the reasonable costs, expenses and fees of a receiver, if any), upon the Bank Payments Obligations secured by this Deed of Trust. The receipt by the Secured Party of any Rents, pursuant to the foregoing, whether prior to or during the pendency of sale proceedings under this Deed of Trust, shall not cure such default, nor affect said notice or proceedings or any sale pursuant thereto, but such Rents, less costs as aforesaid, shall be applied in reduction of the entire Bank Payments Obligations from time to time outstanding and secured hereby; and

(g) The Trustee, at the direction of the Secured Party, may commence foreclosure proceedings on all or any portion of the real property comprising a part of the Pledged Estate, or on any interest in any part thereof it selects, by statutory power of sale or action brought in its own name as plaintiff in a court of competent jurisdiction, in the manner provided by law, and the filing of a complaint to foreclose the same, to the extent permitted by applicable law, shall be conclusive notice of the due exercise of such option; or the Secured Party may execute and deliver to the Debtor written notice of such breach, default or other Event of Default and of its election to cause this Deed of Trust to be foreclosed by action to be brought by the Secured Party as plaintiff in a court of competent jurisdiction in the manner provided by law, as aforesaid; and thereafter the Secured Party shall bring such action. In case of any sale under this Deed of Trust, whether by judicial proceedings or otherwise, the Pledged Estate (and Debtor’s interest therein) may be sold in one parcel and as an entirety or in such parcels (or interests), manner or order as the Secured Party in their sole discretion may elect. In the event of foreclosure of this Deed of Trust by action brought by the Secured Party as aforesaid, there shall also be, and is, secured hereby, the payment of all reasonable costs and expenses, including, without limitation, cost of search or other evidence of insurance of title, for the benefit and protection of the Secured Party, and attorneys’ fees and expenses (including attorneys’ fees and expenses on appeal or arising out of any action in bankruptcy) in a reasonable sum to be fixed by the court in any such action brought to foreclose the same, whether such foreclosure action progresses to judgment or not; and the filing of a complaint in any such action shall render due and payable by the Debtor such cost of search or evidence of insurance of title and attorneys’ fees.

If Secured Party invokes the power of sale contained herein and directs Trustee to foreclose on all or part of the Pledged Estate, Trustee may sell all or any part of the Pledged Estate (including any property that may be subject to the provisions of the UCC which may then be security for the debt hereby secured, which sale may be conducted in connection with any sale of real property and fixtures and in accordance with the UCC) after giving notice of the time, place and terms of sale as required by Section 89-1-55 of the Mississippi Code of 1972, as amended, or any successor provisions. If the Pledged Estate is located in two or more counties or in two judicial districts of the same county, whether the Pledged Estate consists of one parcel or more than one parcel, then Trustee shall have full power to select in which county, or judicial district, the sale of all or any part of the Pledged Estate shall be made and its selection shall be binding upon Debtor and Secured Party and all persons claiming through or under them, whether by contract or by law. Trustee shall have full power to fix the day, time, terms and place of sale and may sell the Pledged Estate in parcels or as a whole as Trustee may deem best. Debtor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, as amended, and any successor provisions, as far as said section restricts the right of Trustee to offer at sale more than one hundred sixty (160) acres at a time, and Trustee may offer the Pledged Estate as a whole or in part and in such order as Trustee may deem best, regardless of the manner in which it may be described. Trustee, without demand on Debtor, shall sell the Pledged Estate at public auction to the highest bidder for cash at such time and place in DeSoto County, Mississippi, as Trustee designates in the notice of sale. Trustee may appoint an agent to conduct foreclosure proceedings and any sale thereunder, which appointment need not be recorded. Any foreclosure sale may be adjourned or continued from time to time in the discretion of Trustee until such time as such sale can be validly and legally completed. At any sale made to enforce the trust herein given, Trustee shall execute a deed of conveyance or other appropriate instrument conveying the Pledged Estate so sold, which conveyance shall be without any covenant or warranty, express or implied, and shall vest full and perfect title in such purchaser upon payment of the purchase price. The recitals in such instrument shall be prima facie evidence of the truth of the statements made therein, and failure to give any notice to Debtor as provided herein shall not adversely affect any foreclosure sale or create any liability on the part of Trustee or Secured Party to Debtor. Upon any sale pursuant to this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Secured Party may bid for and acquire the Pledged Estate or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Debtor secured by this Deed of Trust the net sales price after deducting therefrom the expenses of the sale and the costs of the auction and any other sums which Trustee or Secured Party is authorized to deduct under this Deed of Trust. If the Pledged Estate is sold pursuant to this Section, Debtor or any person holding possession of the Pledged Estate through Debtor shall immediately surrender possession of the Pledged Estate to the purchaser at such sale. If possession is not surrendered, Debtor or such person shall be deemed to be a tenant at sufferance and may be removed by writ of possession or any other lawful means.

Section 5.03. Application of Proceeds. The proceeds of any sale of the Pledged Estate shall be applied by the Trustee to the extent that funds are so available to the following or in such order of priority that the Secured Party, in its sole discretion may determine, subject to the requirements of State law:

(a) First, to all costs and expenses of the sale, including, but not limited to, reasonable Trustee’s and attorney’s fees and costs of title evidence and any other costs incurred in connection with the sale;

(b) Second, to all sums secured hereby; and

(c) Third, the excess, if any, to the person or persons legally entitled thereto.

Section 5.04. Delivery of Possession. Any sale or sales of the Pledged Estate, or any part thereof, under or by virtue of judicial proceedings, regardless of the price paid for the Pledged Estate or any part thereof, shall, to the extent permitted by applicable law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Debtor of, in and to the Pledged Estate and the property sold, and shall be a perpetual bar, both at law and equity, against the Debtor, its successors and assigns and against any and all Persons claiming or who shall thereafter claim all or any portion of the property sold from, through, or under the Debtor, its successors or assigns and the Debtor, if requested by the Secured Party so to do, shall join in the execution and delivery of all property conveyances, assignments, and transfers of the property so sold. The rights of the Secured Party to possession or for a receiver are of the essence hereof, and shall continue during the running of the period allowed by law for the reinstatement of the Bank Payments Obligations secured hereby and thereafter until sale of the Pledged Estate. The Debtor hereby expressly waives and relinquishes any and all rights the Debtor may have by statute or otherwise to the possession of the Pledged Estate and the Rents during pendency of a sale or foreclosure of this Deed of Trust. The Debtor agrees for itself and any and all Persons claiming by, through or under the Debtor that if the Debtor shall hold possession of the Pledged Estate or any part thereof subsequent to sale or foreclosure hereunder, the Debtor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers of such foreclosure sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for reasonable rental on said Pledged Estate and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, damages which may be sustained by the Debtor or any such tenant as a result thereof being hereby expressly waived.

Section 5.05. Reserved.

Section 5.06. Remedies Cumulative, Concurrent and Non-Exclusive. The Secured Party shall have all the rights, remedies and recourses granted herein, in the Financing Documents and as available at law or equity (including specifically those granted by the UCC), and the same:

(a) shall be cumulative and concurrent;

(b) may be pursued separately, successively or concurrently against the Debtor, or against the Pledged Estate, at the sole discretion of the Secured Party;

(c) may be exercised as often as occasion therefor shall arise, it being agreed by the Debtor that the failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse of the Secured Party; and

(d) are intended to be, and shall be, non-exclusive.

Section 5.07. No Conditions Precedent to Exercise of Remedies. The Debtor will not be relieved from the payment or fulfillment of the Bank Payments Obligations by reason of:

(a) the failure of the Secured Party to comply with any request of the Debtor, or any other Person so obligated to enforce any provisions of the Financing Documents;

(b) the release, regardless of consideration, of the Pledged Estate or the addition of any other property to the Pledged Estate;

(c) any agreement or stipulation between any subsequent owner of the Pledged Estate and the Secured Party extending, renewing, rearranging or in any other way modifying the terms of the Financing Documents without first having obtained the consent of, given notice to, or paid any consideration to the Debtor, who, in such event, shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Secured Party; or

(d) any other act or occurrence, save and except the complete payment and satisfactory fulfillment of all of the Bank Payments Obligations.

Section 5.08. Extension, Rearrangement or Renewal of the Bank Payments Obligations. It is expressly agreed that any of the Bank Payments Obligations at any time secured hereby may be from time to time extended for any period, rearranged, modified, or renewed and that any part of the security herein described, or any other security for the Bank Payments Obligations, may be waived or released without in any way altering, varying or diminishing the force, effect or Lien of this Deed of Trust; and the Lien and security interests granted by this Deed of Trust shall continue as a prior Lien and security on all of the Pledged Estate not expressly so released, until all sums with interest and charges hereby secured are fully paid; and no other security now existing or hereafter taken to secure the payment of the Bank Payments Obligations or any part thereof or the performance of any obligation or liability whatsoever shall in any manner impair or affect the security given by this Deed of Trust and all security for the payment of the Bank Payments Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

Section 5.09. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, the Debtor hereby irrevocably and unconditionally waives and releases:

(a) all benefits that might accrue to the Debtor by virtue of any present or future law exempting the Pledged Estate from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment;

(b) except as expressly provided herein or in the Financing Documents, all notices of any Event of Default or of the Secured Party’s election to exercise or the Secured Party’s actual exercise of any right, remedy or recourse provided for under the Financing Documents;

(c) any right to a marshalling of assets, right to direct the order in which such property, if consisting of several known lots or parcels, shall be sold, or right to a sale in inverse order of alienation; and

(d) the pleading of any statute of limitations as a defense to any and all Bank Payments Obligations secured by this Deed of Trust;

and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Secured Party, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

Section 5.10. Repayment of Expenses. Repayment of all expenses incurred by the Secured Party hereunder or payments made by the Secured Party on behalf of the Debtor hereunder, or under the Financing Documents, together with interest thereon shall be secured by this Deed of Trust; following the occurrence of an Event of Default, interest thereon shall be at the Default Rate.

ARTICLE VI

SECURITY AGREEMENT

Section 6.01. Security Agreement. To the extent that the Pledged Estate may be subject to the UCC, this Deed of Trust shall also constitute and serve as a “security agreement” on personal property within the meaning of, and shall constitute a first and prior security interest under, the UCC with respect to the Pledged Estate which is subject to the UCC, including without limitation, the Personalty, Fixtures and Rents associated with the Project (collectively, the “Collateral”). To this end, the Debtor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER unto the Secured Party a security interest in all of the Debtor’s right, title and interest in to and under all of the other Pledged Estate not constituting real property under the laws of the State to secure the full and timely payment and the full and timely performance and discharge of the Bank Payments Obligations. Upon any default of the Debtor hereunder, the Secured Party, or if the Secured Party directs the Trustee, at the direction of the Secured Party, shall be entitled to exercise with respect to the Collateral all of the rights and remedies set forth herein and in the Financing Documents or otherwise afforded to a secured party under the terms of the UCC, any or all of which remedies or rights may be pursued and exercised concurrently, consecutively, alternatively or otherwise. The Debtor hereby authorizes the filing and refiling of one or more supplemental security agreements and financing statements as the Secured Party may from time to time require covering any property now or hereafter constituting a portion of the Pledged Estate securing the Bank Payments Obligations secured hereunder and such financing statements and other and further assurances as the Secured Party may request to perfect or evidence the security interest herein created and to particularize and identify the Collateral. The Debtor hereby authorizes the Secured Party to file such financing statement or statements pursuant to the UCC, without the signature of the Debtor, as the Secured Party may deem necessary, to perfect such interests or right in its favor. It is the intent of the Debtor and the Secured Party that this Deed of Trust encumber all Personalty and Rents and as to all items contained in the definition of Personalty and Rents which are included in the UCC, be covered by the security interests granted in this Article VI and that all items contained in the definition of Personalty and Rents which are excluded from the UCC be covered by the provisions of Article II and Article VII hereof.

Section 6.02. Fixture Filing. This Deed of Trust shall also constitute a UCC financing statement (the “Fixture Filing”) for all Personalty or Fixtures, now or hereafter so affixed by or on behalf of the Debtor to the Pledged Estate so that such becomes a fixture in accordance with the UCC. Information containing the security interest herein granted may be obtained at the addresses set forth herein. The address of the Secured Party as the “Secured Party” and the address of the Debtor as the “Debtor” are the addresses set forth in Section 9.07 hereof. The Debtor is a Delaware Corporation and its corporate ID number is 54-1910453.

Section 6.03. Security Agreement; Remedies. If an Event of Default shall occur, the Secured Party, or the Trustee, at the direction of the Secured Party, may, in addition to exercising any and all other rights, remedies and recourses set forth in Article V hereof, and subject to the terms of Section 5.02 with respect to the portion of the Pledged Estate constituting real property hereof, take any or all of the following actions without notice to the Debtor (except where expressly required below or in the Financing Documents):

(a) Declare all or part of the Bank Payments Obligations immediately due and payable in accordance with Article VIII of the Reimbursement Agreement, and enforce payment and performance of the same by the Debtor;

(b) Proceed in the manner set forth in the applicable provision of the UCC relating to the procedure to be followed when a security agreement covers both real and personal property;

(c) Take possession of the Collateral, or at the Secured Party’s request, the Debtor shall, at the Debtor’s cost, assemble the Collateral and make it available at a location to be specified by the Secured Party which is reasonably convenient to the Debtor and the Secured Party. In any event, the risk of accidental loss or damage to, or diminution in value of Collateral shall be on the Debtor, and the Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured;

(d) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by the Secured Party either for cash or credit or for future delivery at such price as the Secured Party may deem fair, and unless prohibited by the UCC, the Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Bank Payments Obligations secured hereby. Any sale pursuant to this paragraph (d) shall be upon at least ten days notice to the Debtor, which the Debtor agrees is reasonable. Any such sale or transfer by the Secured Party either to itself or to any other Person shall be absolutely free from any claim or right by the Debtor, including any equity or right of redemption, stay or appraisal which the Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. The Secured Party, or at the Secured Party’s direction, the Trustee may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. The Secured Party shall not be obligated to make any sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of the Secured Party, such sale or transfer shall not exhaust the rights of the Secured Party hereunder, and the Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral not constituting real property is sold or transferred on credit, or is to be held by the Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by the Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, the Secured Party shall incur no liability in connection therewith. If only part of the Collateral is sold or transferred such that the Bank Payments Obligations remain outstanding (in whole or in part), the Secured Party’s rights and remedies hereunder shall not be exhausted, waived or modified, and the Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Bank Payments Obligations are paid. In addition to all of the rights and remedies set forth herein, the Secured Party shall have all the rights and remedies of a “secured party” under the UCC;

(e) Take possession of all books and records of the Debtor pertaining to the Collateral. The Trustee shall have the authority to enter upon any real property or improvements in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability; and

(f) Apply the proceeds of the disposition of Collateral to the Bank Payments Obligations in the manner and priority provided in Section 5.03 of this Deed of Trust. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and reasonable attorneys’ fees and legal expenses incurred by the Trustee (including attorneys’ fees on appeal or incurred in connection with any bankruptcy proceeding).

ARTICLE VII

ASSIGNMENT OF RENTS

Section 7.01. Assignment of Rents. For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, including the Bank Payments Obligations, the receipt and sufficiency of which are hereby acknowledged, the Debtor has GRANTED, BARGAINED, SOLD, ASSIGNED and CONVEYED and by these presents does GRANT, BARGAIN, SELL, ASSIGN and CONVEY absolutely unto the Secured Party, the Rents subject only to the Permitted Encumbrances applicable thereto and the hereinafter referenced limited license; TO HAVE AND TO HOLD the Rents unto the Secured Party forever and the Debtor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Rents unto the Secured Party against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, if the Debtor pays or causes to be paid the Bank Payments Obligations as and when the same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Bank Payments Obligations on or before the date the same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in the Debtor without the necessity of any further act or requirement by the Debtor or the Secured Party.

Section 7.02. Rights of the Debtor’s Limited License. The Secured Party hereby grants to the Debtor a limited revocable license, non-exclusive with the rights of the Secured Party reserved in Section 7.04 hereof to exercise and enjoy all incidences of ownership of the Rents, including specifically, but without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor, prior to any default in the payment of any Bank Payments Obligations secured hereby, to collect, deliver, disburse and use all such Rents and exercise all rights under the Rents if not otherwise restricted under the Financing Documents. This limited license shall be automatically revoked without notice upon the occurrence of an Event of Default.

Section 7.03. Enforcement of Rents.

(a) So long as the limited license is in effect, the Debtor shall:

(i) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the Debtor as landlord under any lease or agreement;

(ii) maintain each of the leases or agreements in full force and effect during the term thereof, unless the Debtor determines in its reasonable judgment that it is in its best interest to terminate any such lease or agreement;

(iii) appear in and defend any action or proceeding in any manner connected with any lease or agreement;

(iv) deliver to the Secured Party such further information or estoppels, and execute and deliver to the Secured Party such further assurances and assignments, with respect to any leases or agreements as the Secured Party may from time to time request; and

(v) notify the Secured Party immediately of any default asserted by any tenant or other party under such a lease, agreement or contract.

(b) Without the Secured Party’s prior written consent, the Debtor shall not:

(i) grant concessions, do or knowingly permit to be done anything to impair the value, in the aggregate, of any of the leases or agreements;

(ii) assign or grant a security interest in or to the limited license or any of the rents, leases or agreements; or

(iii) receive or collect rents from any tenant, subtenant, undertenant, or other occupant of any part of the Pledged Estate, more than one month in advance of the due date or in any amount greater than that permitted by law.

Section 7.04. Suits and Attornment. Upon an Event of Default, the Secured Party hereby reserves and may exercise the right and the Debtor hereby acknowledges that the Secured Party has the right (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rents, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon the Bank Payments Obligations. The Debtor hereby authorizes and directs any Person or lessee of all or any part of the Pledged Estate to deliver any such payments to, and otherwise to attorn all other obligations under the lease or agreements directly to the Secured Party in accordance herewith. The Debtor hereby ratifies and confirms all that the Secured Party shall do or cause to be done by virtue of this Section 7.04.

Section 7.05. No Merger of Estates. So long as any part of the Bank Payments Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Pledged Estate shall not merge, but rather shall remain separate and distinct, notwithstanding the union of such estates, either in the Debtor, the Secured Party or any other Person by purchase or otherwise.

Section 7.06. Conflict. The absolute assignment contained in this Article VII is in addition to, and not in lieu of, Article II hereof. It is the intent of the parties that no conflict exist between the absolute assignment contained in this Article VII and the collateral conveyance contained in Article II hereof. However, if and to the extent such conflict is perceived to exist as to the Rents, such conflict shall be resolved in favor of the absolute assignment contained in this Article VII.

Section 7.07. Assignment of Rents Remedies. Upon the occurrence of an Event of Default, the limited license shall immediately terminate without any notice or other further action being required of the Secured Party. Thereafter, the Secured Party shall have the exclusive right, power and authority to take any and all action in connection with the Rents, regardless of whether a foreclosure or sale of the remainder of the Pledged Estate has occurred under this Deed of Trust or whether the Secured Party has taken possession of the remainder of the Pledged Estate or attempted to do any of the same. The Secured Party may make such expenditures, including reasonable attorneys fees, in connection therewith and each amount so paid or expended with interest at the Default Rate shall become part of the Bank Payments Obligations and be secured hereby. The Secured Party, may, at its option, have the right to apply to a court to have all Rents paid into a court registry pending adjudication of the Secured Party’s rights to such Rents. No action referred to in this Article VII taken by the Secured Party shall constitute an election of remedies.

ARTICLE VIII

ENVIRONMENTAL MATTERS

Section 8.01. Definitions. As used in this Article VIII, capitalized terms used but not defined herein shall have the meanings as set forth in the Environmental Indemnity Agreement.

Section 8.02. Representations and Warranties. Except as set forth in Schedule 8.02, and except as disclosed in the Phase I Environmental Assessment, the Debtor hereby makes to the Secured Party the same representations and warranties set forth in Section 1 of the Environmental Indemnity Agreement which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated by reference with the same affect as if each and every representation and warranty and defined term were set forth herein in its entirety.

Section 8.03. Covenants. The Debtor hereby makes to the Secured Party the same covenants set forth in Sections 3 and 4 of the Environmental Indemnity Agreement which covenants, as well as the related defined terms contained therein, are hereby incorporated by reference with the same affect as if each and every covenant and defined term were set forth herein in its entirety.

Section 8.04. General.

(a) The representations, warranties, covenants and indemnities contained in this Article VIII shall continue after and survive the execution and delivery of the Deed of Trust, the discharge of the Bonds, the discharge of the Deed of Trust, the payment in full of the Bank Payments Obligations and any foreclosure of the Deed of Trust and any acquisition of title to the Pledged Estate by the Secured Party and they shall be deemed continuing representations, warranties, covenants and indemnities for the benefit of the Secured Party and any successors and assigns of the Secured Party, including any transferee of the title of the Secured Party or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Pledged Estate claiming through or under the title of the Secured Party.

(b) The representations and warranties of the Debtor in this Article VIII are based on its investigations of the Pledged Estate, including the Phase I Environmental Assessment, and the Secured Party is entitled to rely thereon notwithstanding any independent investigations by the Secured Party or its employees, agents, contractors or representatives.

(c) The Debtor and its successors and assigns, hereby forfeit and forever waive, release and covenant not to sue the Secured Party with respect to, any claims, rights, remedies or causes of action that the Debtor may have now or in the future or that may arise against the Secured Party under Environmental Laws or any other theory of liability with respect to (i) any environmental matters of any kind or nature whatsoever respecting the Pledged Estate, including without limitation any Environmental Conditions on, at, under or emanating from the Pledged Estate; and (ii) any of the matters described in the Article VIII, except to the extent such claim, right, remedy or cause of action arises or results from the acts or omissions of the Secured Party or its successors or assigns either before or after any foreclosure pursuant to the terms hereof. It is expressly understood and agreed that to the extent that the Secured Party is strictly liable under any Environmental Law or other law, statute, code, ordinance, regulation, rule or other requirement, the indemnification obligation of the Debtor to the Secured Party under this Article VIII shall likewise be without regard to fault on the part of the Debtor with respect to any violation or condition which results in any liability to the Secured Party.

(d) The Secured Party’s rights and remedies against the Debtor under this Article VIII shall be in addition to and not in lieu of all other rights and remedies of the Secured Party under the Deed of Trust and the other Financing Documents, at law or in equity.

(e) The provisions of this Section 8.04 shall survive the repayment of the Bank Payments Obligations and the discharge of this Deed of Trust.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Trustee Provisions. The following provisions shall govern with respect to the Trustee:

(a) To the extent permitted by law, the Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable to the Debtor under any circumstances whatsoever, nor shall the Trustee be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted, upon the Pledged Estate for debts contracted or liability or damages incurred in the management or operation of the Pledged Estate. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. The Trustee shall be entitled to reimbursement for expenses incurred by it in the performance of its duties hereunder and to reasonable compensation for such of its services hereunder as shall be rendered. The Debtor will, from time to time, pay the compensation due to the Trustee hereunder and reimburse the Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties.

(b) All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any money received by it hereunder.

(c) The Trustee may resign at any time with or without notice. If the Trustee shall resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by the Secured Party so to do, or if, for any reason, the Secured Party shall prefer to appoint a substitute trustee to act instead of the aforenamed Trustee, the Secured Party shall have full power to appoint a substitute trustee or trustees, either of whom may act, and, if preferred and, to the extent permitted by law, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the aforenamed Trustee.

(d) Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but nevertheless, upon the written request of Secured Party or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and money held by the Trustee to the successor Trustee so appointed in its place.

Section 9.02. No Obligation of the Secured Party. Neither the acceptance by the Secured Party of the assignment granted in Section 7.01 hereof, or the security interest granted in Section 6.01 hereof, nor the granting of any other right, power, privilege or authority in this Deed of Trust, nor the exercise of any of the aforesaid, shall:

(a) prior to the taking of possession of the Pledged Estate by the Secured Party be deemed to constitute the Secured Party as a “Secured Party in Possession”; or

(b) at any time thereafter, obligate the Secured Party:

(i) to appear and defend any action or proceeding relating to the Pledged Estate;

(ii) to take any action hereunder;

(iii) to expend any money or incur any expenses to perform or discharge any obligation, duty or liability with respect to any lease or agreement or with respect to the Personalty, Fixtures, Rents or any other portion of the Pledged Estate;

(iv) to assume any obligation or responsibility for any deposits which are not physically delivered to the Secured Party; or

(v) for any injury or damage to any person or property sustained in or about the Pledged Estate.

Section 9.03. Debtor’s Attorney-in-Fact. The Debtor will pay all costs of filing any financing, continuation or termination statements with respect to the security interests created by this Deed of Trust and shall make, execute and deliver or cause to be made, executed or delivered to the Secured Party, any further instruments, mortgages, conveyances, deeds, certificates and other documents as may, in the opinion of the Secured Party, be reasonably necessary or desirable in order to effectuate, complete, confirm, or perfect or to continue to preserve the obligation of the Debtor under the Bank Payments Obligations and the Lien of this Deed of Trust; and the Secured Party is hereby appointed as the Debtor’s attorney-in-fact to do, at the Secured Party’s option and at the Debtor’s expense, all acts and things which the Secured Party may deem necessary to perfect and continue to perfect the lien and security interest created by this Deed of Trust and to protect the Pledged Estate. After an Event of Default, the Secured Party may execute, sign, endorse, transfer or deliver, in the name of the Debtor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, certificates of title, applications for certificates of title, or any other documents necessary to evidence, perfect or realize upon the liens and security interests created or secured by this Deed of Trust. This authority shall be considered a power coupled with an interest and shall be irrevocable until all the Bank Payments Obligations secured hereby shall have been paid in full.

Section 9.04. Casualty Loss, Condemnation, Eminent Domain and Insurance.

(a) If the Pledged Estate shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance, or if the Pledged Estate shall be wholly or partially condemned, taken or injured by any person, including any person possessing the right to exercise the power of or a power in the nature of eminent domain or transferred to such a person, by way of a conveyance in lieu of the exercise of such a power by such person, or if any part of the Pledged Estate shall be lost because of failure of title, the Debtor covenants that it will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage, injury or loss of title in order that moneys due on account of losses suffered may be collected and paid to the Secured Party for application as provided herein. Any appraisement or adjustment of loss or damage and any settlement or payment therefor, which may be agreed upon by the Debtor and the appropriate insurer or condemnor or person, shall be evidenced to the Secured Party by a certificate of the Debtor. The Secured Party may rely conclusively upon such certificate.

(b) (i) Subject to the provisions of subsection (iv) below, immediately after occurrence of loss or damage covered by insurance, the Debtor shall notify in writing the Secured Party and an independent architect thereof. An independent architect promptly shall determine and advise the Secured Party and the Debtor, in writing, whether it is practicable to repair, reconstruct or replace such damaged or destroyed or condemned or lost property and, if so, the estimated time and funds required for such repair, reconstruction or replacement; provided that no notice to or the advice of the architect shall be required if the estimated cost of repair, reconstruction or replacement, as set forth in reasonable detail in a certificate of the Debtor delivered to the Secured Party is less than $1,000,000. The proceeds of insurance shall be applied as provided in subsections (ii) and (iv) below.

(ii) If the proceeds of insurance are in excess of $1,000,000, such amounts shall be retained by the Secured Party for application as follows:

(A) If the independent architect shall advise to the satisfaction of the Secured Party that such repair, reconstruction or replacement is practicable, and if, within ninety (90) days from the receipt of the independent architect’s report (or such later date as may be reasonably acceptable to the Secured Party), the Debtor delivers to the Secured Party: (1) evidence reasonably satisfactory to the Secured Party that, based upon the Debtor’s best judgment of the net insurance proceeds anticipated, the Debtor will have sufficient funds from the net insurance proceeds (including business interruption insurance and other available funds) and from reasonably anticipated continued operations to make the payments required of the Debtor under the Reimbursement Agreement, to satisfy the financial covenants set forth in the Reimbursement Agreement, to pay the cost of repairing, restoring or replacing the portion of the Pledged Estate affected by such loss or damage and to pay all operating expenses until completion of the repair, reconstruction or replacement of such part of the Pledged Estate which is affected by such loss or damage and for the first full fiscal year after such completion; (2) an executed construction contract reasonably satisfactory to the Secured Party for such work at a guaranteed maximum price or fixed price; and (3) evidence of the availability of cash or an irrevocable letter of credit in an amount at least equal to the excess, if any, of the funds necessary for payment of the amounts due under such construction contract, over the available net insurance proceeds, then the Debtor shall promptly proceed to repair, reconstruct and replace such part of the Pledged Estate, including all fixtures, furniture, equipment and affects, to its original condition insofar as possible.

(B) If the independent architect advises that such repair, reconstruction or replacement is not practicable, or if the independent architect’s report or the other documents described in (A) above are not delivered within the required time period or are not reasonably satisfactory to the Secured Party, then the Secured Party may elect to have the Loan (as defined in the Loan Agreement) repaid to the extent of such net proceeds and such insurance or condemnation proceeds shall be deposited in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds.

(iii) The moneys required for such repair, reconstruction and replacement shall be paid by the Secured Party to the Trustee for deposit in the Project Fund established under the Indenture, which shall be reactivated and disbursed in accordance with the provisions of the Indenture.

(iv) Notwithstanding anything in this Section 9.04(b) to the contrary (but subject to the provisions of subsection (v) below), if the estimated cost of such repair, reconstruction or replacement is (A) less than $50,000, such amounts shall be released by the Secured Party to the Debtor for application toward such lawful purposes as the Debtor may deem appropriate, and (B) equal to or greater than $50,000 but less than $1,000,000, the Debtor shall not be required to deliver the items referred to above, the net insurance proceeds shall be paid to the Debtor and the Debtor shall promptly proceed with such repair, reconstruction or replacement. Any net insurance proceeds remaining after the completion of such repair, replacement or reconstruction shall promptly, at the direction of the Debtor, be transferred to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds.

(v) Notwithstanding anything contained in this Section to the contrary, if an Event of Default has occurred and is continuing hereunder or under the Reimbursement Agreement, any proceeds from insurance shall, at the option of the Secured Party, be transferred by the Secured Party to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds.

(c) (i) Immediately after the commencement of any condemnation or similar proceedings by a third party in the exercise of a power of eminent domain, or a power in the nature of eminent domain affecting the Pledged Estate, the Debtor shall notify the Secured Party in writing.

(ii) Subject to the provisions of subsection (iii) below, the proceeds of any condemnation award or other compensation paid by reason of a conveyance in lieu of the exercise of such power, with respect to all or substantially all the Pledged Estate (after deducting any costs or expenses incurred by the Secured Party or the Debtor in collecting the same, the “Net Condemnation Proceeds”) shall be paid to the Secured Party which shall transfer such amounts to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds. Any Net Condemnation Proceeds received for a taking of less than substantially all of the Pledged Estate shall be applied as provided in subsections (iii), (iv) and (v) below.

(iii) Notwithstanding anything in this Section 9.04(c) to the contrary (but subject to the provisions of subsection (vii) below), if the estimated cost of replacing or restoring the portion of the Pledged Estate affected by such taking or conveyance is (A) less than $50,000, the Debtor shall not be required to deliver the items referred to in subsection (iv) below and the Net Condemnation Proceeds shall be paid to the Debtor for application to such lawful purposes as the Debtor may deem appropriate, and (B) equal to or greater than $50,000 but less than $1,000,000, the Debtor shall not be required to deliver the items referred to in subsection (iv) below, the Net Condemnation Proceeds shall be paid to the Debtor and the Debtor shall promptly proceed to replace or restore such portion of the Pledged Estate.

(iv) If, within ninety (90) days of receipt of such condemnation award (or by such later date as may be reasonably acceptable to the Secured Party) or other compensation which is equal to or greater than $1,000,000, the Debtor delivers to the Secured Party

(A) a written report satisfactory to the Secured Party of an independent architect stating such architect’s estimate of the cost of replacing or restoring the portion of the Pledged Estate affected by such taking or conveyance and

(B) evidence reasonably satisfactory to the Secured Party stating that, in the Debtor’s best judgment, the Debtor will have sufficient funds from the Net Condemnation Proceeds (and from proceeds of use and occupancy insurance and other available funds and from reasonably anticipated continued operations) to make the payments required of the Debtor under the Reimbursement Agreement, to satisfy the financial covenants set forth in the Reimbursement Agreement, to pay the cost of replacing or restoring the portion of the Pledged Estate affected by such taking or conveyance and to pay all operating expenses until completion of the replacement or restoration of such portion of the Pledged Estate which is affected by such taking or conveyance and for the first full fiscal year after such completion, then:

(A) The Debtor may elect to replace or restore the portion of the Pledged Estate affected by such taking or conveyance, in which event the Debtor shall promptly proceed to replace or restore such portion of the Pledged Estate, including any fixtures, furniture, equipment and effects, to its original usefulness and condition insofar as possible, provided that the Debtor has delivered to the Secured Party (i) an executed construction contract reasonably satisfactory to the Secured Party for such work at a price not greater than the amount stated in the independent architect’s report and (ii) evidence of the availability of cash or an irrevocable letter of credit in an amount equal to the funds, if any, required by such independent architect’s report in excess of the available Net Condemnation Proceeds. The moneys required for such replacement or restoration shall be paid (x) from the Net Condemnation Proceeds on deposit with the Secured Party to the Trustee for deposit in the Project Fund established under the Indenture, which shall be reactivated and disbursed in accordance with the provisions of the Indenture; and (y) to the extent that such proceeds are not sufficient, from moneys to be provided by the Debtor; or

(B) The Debtor may elect, with the consent of the Secured Party, to have all or part of such Net Condemnation Proceeds transferred to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the redemption of the Bonds; or

(C) If the reports required by this subsection (iv) are not delivered within the required time period or are not reasonably satisfactory to the Secured Party, then the Net Condemnation Proceeds shall be deposited with the Secured Party and transferred to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the redemption of the Bonds.

(v) Any Net Condemnation Proceeds remaining after the completion of such replacement or reconstruction shall promptly at the direction of the Debtor be transferred to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds.

(vi) Notwithstanding the foregoing, if the Debtor advises to the reasonable satisfaction of the Secured Party that (A) the Facility can continue to operate effectively with less than full replacement or restoration of the portion of the Pledged Estate affected by such taking or conveyance and (B) the Debtor can continue to maintain all financial covenants contained in the Reimbursement Agreement for a period of two fiscal years, then any Net Condemnation Proceeds shall be paid to the Debtor for application to such lawful purposes as the Debtor may deem appropriate.

(vii) Notwithstanding anything contained in this Section to the contrary, if an Event of Default has occurred and is continuing hereunder or under the Reimbursement Agreement, any Net Condemnation Proceeds shall, at the option of the Secured Party, be transferred by the Secured Party to the Trustee for deposit in the Bond Fund and used to reimburse the Secured Party for a draw under the Letter of Credit in connection with the mandatory redemption of the Bonds.

Section 9.05. No Waiver by the Secured Party. By accepting payment of any sum secured hereby after its due date, the Secured Party does not waive any late charge thereon not then paid or its right either to require prompt payment when due of all other sums so secured or to declare a default for the Debtor’s failure to pay when any amount is due.

Section 9.06. Satisfaction. Except for the provisions which by their express terms survive termination of this Deed of Trust, this Deed of Trust and the lien and security interest created hereby shall be null and void and extinguished, and the Trustee shall, following the written request by, and at the sole cost and expense of the Debtor, execute and record a satisfaction of this Deed of Trust and the Debtor shall be released from the covenants, agreements and obligations of the Debtor contained herein upon the payment and performance of all Bank Payments Obligations secured hereby and termination of all commitments to extend credit.

The recitals in such satisfaction of any matters or facts shall be conclusive proof against all Persons of the truthfulness thereof. The execution and recordation of a satisfaction of this Deed of Trust by the Secured Party shall be sufficient to extinguish all interests of the Secured Party and its respective legal representatives, successors and assigns except those terms which expressly survive the termination of this Deed of Trust.

Section 9.07. Notices. All communications under or in connection with this Deed of Trust shall be in writing and shall be mailed by certified mail, return receipt requested or by overnight express mail with notice for receipt, or otherwise sent by telex, telegram, telecopy or similar form of rapid transmission, or by telephone confirmed by mailing (in the manner stated above) of written confirmation at substantially the same time as such rapid transmission, or personally delivered to an office of the receiving party. All such communications shall be mailed, sent or given to the following addresses:

If to the Debtor:	Trex Company, Inc.
160 Exeter Drive
Winchester, Virginia 22603-8605
Attention: Senior Vice President and Chief Financial Officer

If to the Trustee:	Gary P. Snyder
Watkins Ludlam Winter & Stennis, P.A.
P.O. Box 1456
Olive Branch, Mississippi 38654

If to the Secured Party:	JPMorgan Chase Bank, N.A.
277 Park Avenue, 22nd Floor
New York, New York 10172
Attention: Sandra BVW Braun, Vice President

Section 9.08. Amendment and Waiver. No amendment or waiver of any provision of this Deed of Trust nor consent to any departure by the Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.09. Payment of Costs and Expenses of Secured Party. The Debtor shall promptly pay upon demand all reasonable expenses and costs incurred by the Secured Party, including reasonable attorneys’ fees and expenses in connection with (a) any action, proceeding, litigation or claim instituted or asserted by or against the Secured Party or in which the Secured Party become engaged, wherein it becomes necessary in the opinion of the Secured Party to defend or uphold the lien of this Deed of Trust, or the validity or effectiveness of any assignment or any claim, award, payment, property damage insurance policy or any other right or property conveyed, encumbered or assigned by the Debtor to the Secured Party hereunder, or the priority of any of the same, and (b) the exercise or enforcement of any other rights or remedies of the Secured Party hereunder, and in any case, all such reasonable expenses and costs may be added to and become part of the principal indebtedness of the Debtor hereunder, bear interest at the Default Rate, and be secured in all respects hereby as if part of the principal indebtedness of the Debtor hereunder and under the Bank Payments Obligations.

Section 9.10. Taxation of the Bank Payments Obligations and Deed of Trust. If at any time before the Bank Payments Obligations hereby secured are fully paid, any law of the State be enacted deducting from the value of the Pledged Estate for the purposes of taxation the amount of any lien thereon, or imposing upon the Secured Party the payment of the whole or any part of the Impositions herein required to be paid by the Debtor revising or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or the Secured Party’s interest in the Pledged Estate or the manner of collection of taxes, so as to affect adversely this Deed of Trust or the debt hereby secured, or the owner and holder thereof in respect thereto, then, and in any such event, the Debtor upon demand by the Secured Party, shall pay such Impositions or reimburse the Secured Party therefor; provided, however, that if, in the opinion of Counsel for the Secured Party, (a) it would be unlawful to require the Debtor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the Highest Lawful Rate, then, in such event, the Secured Party may elect, by notice in writing given to the Debtor, to declare all of the Bank Payments Obligations secured hereby to be and become due and payable within sixty (60) days from the giving of such notice. Notwithstanding the foregoing, it is understood and agreed that the Debtor is not obligated to pay any portion of the Secured Party’s federal or state income taxes.

Section 9.11. No Credit for Taxes. The Debtor will not claim or demand or be entitled to receive any credit or credits on the Bank Payments Obligations, or on the interest payable thereon, for so much of the taxes assessed against said Pledged Estate as is equal to the tax rate applied to the Bank Payments Obligations due on this Deed of Trust or any part thereof, and no deduction shall be claimed from the taxable value of said Pledged Estate by reason of this Deed of Trust.

Section 9.12. Due on Sale; Assignability. The financial stability and developmental, managerial and operational ability of the Debtor are a substantial and material consideration to the Secured Party in its agreement to enter into the transaction evidenced by the Financing Documents. The Debtor acknowledges that the transfer of the Pledged Estate could significantly and materially alter, impair and reduce the Secured Party’s security for the Bank

Payments Obligations. In order, therefore, to induce the Secured Party to accept the Financing Documents, the Debtor agrees not to, directly or indirectly, transfer the Pledged Estate, or any portion thereof, or any interest therein, without the prior written consent of the Secured Party. In the event the Debtor, or any successor in interest of the Debtor, shall transfer the Pledged Estate, or any portion thereof, or any interest therein, to any person without complying with the terms of the Reimbursement Agreement, all Bank Payments Obligations unpaid pursuant to the Financing Documents, the payment of which is secured by this Deed of Trust shall at the option of the Secured Party and without notice or demand, become immediately due and payable, and, in addition, upon any such prohibited transfer, such transfer shall be deemed to be an “Event of Default” hereunder. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. As used herein, “transfer” includes the sale, transfer or conveyance of the Pledged Estate, or any portion thereof, or any interest therein, whether voluntary, involuntary (except by eminent domain), by operation of law or otherwise. The Secured Party shall have the right to assign this Deed of Trust. All of the rights, privileges, remedies and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Deed of Trust shall inure to the benefit of and shall bind the representatives, successors and assigns of the Secured Party and the Debtor.

Section 9.13. Severability. Any provision of this Deed of Trust which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 9.14. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State without giving effect to conflicts of laws.

Section 9.15. Future Advances. This Deed of Trust shall secure the Bank Payments Obligations and any future or protective advances made hereunder or under the Financing Documents. The total amount of indebtedness secured hereby may decrease or increase from time to time.

Section 9.16. Headings. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose.

Section 9.17. Entire Agreement. This Deed of Trust constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is full substitution for any and all prior agreements and understandings between said parties related to such transactions.

Section 9.18. Time of the Essence. Time is strictly of the essence under this Deed of Trust and any amendment, modification or revision hereof.

Section 9.19 Further Action By Debtor. The Debtor shall at its expense promptly upon request of the Secured Party do all reasonable acts and things, including, but not limited to, the execution of any further assurances deemed necessary by the Secured Party, to establish, confirm, maintain, protect and continue the lien created and intended to be created hereby, all assignments made or intended to be made pursuant hereto and all other rights and benefits conferred or intended to be conferred on the Secured Party hereby, and the Debtor shall pay all reasonable costs incurred by the Secured Party in connection therewith, including all filing and recording costs, cost of searches, and reasonable attorneys’ fees incurred by the Secured Party.

Section 9.20 Advances by Secured Party. The Secured Party may, but are not obligated to, pay any sum or perform any other obligation for the account of the Debtor which the Debtor has failed to pay or perform (including, but not limited to, procuring insurance), and sums so spent by the Secured Party shall be added to the principal sum secured by this Deed of Trust and be repayable by the Debtor on demand, and shall bear interest from the date of advance by the Secured Party equal to the Default Rate.

Section 9.21 Invalid Provision Disregarded. If any term or provision of this Deed of Trust or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Deed of Trust shall be valid and be enforced to the fullest extent permitted by law.

Section 9.22 Inspection and Repairs by the Secured Party. The Debtor will permit the Secured Party and the Secured Party’s representatives to enter the Pledged Estate at reasonable times to inspect the same; provided that so long as there is no uncured or unwaived Event of Default, the Secured Party shall provide the Debtor with prior notice of such inspection. Such right of access shall include, without limitation, the right to enter upon the Pledged Estate to conduct such tests, analyses, environmental audits, inspections and borings as the Secured Party may deem necessary or advisable, in its reasonable discretion. In case of any breach or default by the Debtor in its maintenance and repair obligations with respect to the Pledged Estate under the Reimbursement Agreement, the Secured Party may, at its option, enter the Pledged Estate to protect, restore or repair any part thereof, but the Secured Party shall be under no obligation to do so.

Section 9.23 No Liability of Secured Party. Notwithstanding anything to the contrary contained herein, nothing herein shall cause the Secured Party to be liable for or be bound by any obligations of the Debtor under the Collateral.

THE DEBTOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS DEED OF TRUST.

IN WITNESS WHEREOF, this Deed of Trust has been duly executed as of the day and year first above written.

“Debtor”

TREX COMPANY, INC.

By:	/s/ Paul D. Fletcher
Paul D. Fletcher
SeniorVice President, Chief Financial Officer

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this              day of                     , 2004, within my jurisdiction, the within named Paul D. Fletcher, duly identified before me, who acknowledged that he is Senior Vice President, Chief Financial Officer of Trex Company, Inc., a Delaware corporation and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My Commission Expires:

____________________
(Affix official seal)